 GLAXOSMITHKLINE PLC SC 13D/A

Exhibit 4

WAIVER OF REGISTRATION RIGHTS AND NOTICE

This Waiver of Registration Rights and Notice (this “Waiver”), dated as of May 15, 2020, is entered into by and among Turning Point Therapeutics, Inc. (the “Company”) and the undersigned stockholders of the Company.

Recitals

The undersigned securityholders of the Company, are party to that certain Fourth Amended and Restated Investor Rights Agreement, dated as of October 18, 2018, by and among the Company and the other parties named therein (as the same may be amended and/or restated from time to time, the “Rights Agreement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Rights Agreement.

Pursuant to Section 2.3 of the Rights Agreement, the undersigned, as holders of outstanding Registrable Securities (each, a “Holder”), has, under certain circumstances, the right to be notified by the Company in writing at least 15 days prior to the Company’s filing of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) for purposes of a public offering of securities of the Company, and the Company must afford each Holder an opportunity to include in such registration statement all or any of the Holder’s Registrable Securities (the “Registration Rights”).

The undersigned understands that the Company intends to file an automatic shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) providing for the potential issuance and sale by the Company from time to time of an indeterminate amount of the Company's securities.

The Company is requesting that the undersigned waive the Registration Rights, for themselves and on behalf of all Holders (as defined in the Rights Agreement), with respect to the Registration Statement, as well as any related rights to notice under the Rights Agreement or otherwise (the “Notice Rights”).

Waiver

The undersigned hereby waives, for and on behalf of all Holders, the Registration Rights in connection with any offering to be made pursuant to the Registration Statement, as well as any Notice Rights with respect to the foregoing.

The undersigned understands and acknowledges that this Waiver shall apply only to any offering to be made pursuant to the Registration Statement and will otherwise not affect the undersigned’s Registration Rights, Notice Rights or any other rights under the Rights Agreement. Except as expressly waived, all other terms and conditions of the Rights Agreement shall remain in full force and effect.

The undersigned understands and acknowledges that the Company will proceed with filing the Registration Statement in reliance on this Waiver and in connection therewith, the undersigned hereby represents and warrants to the Company that (i) the undersigned has the full right, power and authority to execute and deliver this Waiver, (ii) this Waiver has been duly executed and delivered by the undersigned and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

1

This Waiver may be executed and delivered in multiple counterparts (including facsimile, PDF or other electronic counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

The information contained in this Waiver is private and confidential and the undersigned (i) acknowledges its legal obligation not to purchase or sell the Company’s securities based on material non-public information and (ii) agrees to maintain the information contained in this Waiver in confidence.

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2

In Witness Whereof, the parties hereto have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE as of the date set forth in the first paragraph hereof.

COMPANY:

Turning Point Therapeutics, Inc.

By:
	Name:	Annette North
	Title:	Executive Vice President,
General Counsel and Secretary

Signature Page to Waiver of Registration Rights and Notice

In Witness Whereof, the parties hereto have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE as of the date set forth in the first paragraph hereof.

HOLDER:

OrbiMed Private Investments VI, LP

By:	OrbiMed Capital GP VI LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

By:
Name: Carl Gordon
Title: Member

Signature Page to Waiver of Registration Rights and Notice

In Witness Whereof, the parties hereto have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE as of the date set forth in the first paragraph hereof.

HOLDER:

S.R. One, Limited

By:
Name:	Simeon George
Title:	Chief Executive Officer

Signature Page to Waiver of Registration Rights and Notice